Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION ANNOUNCES APPOINTMENTS OF TWO NEW INDEPENDENT DIRECTORS

New York, N.Y. — April 26, 2016 — Ares Commercial Real Estate Corporation (NYSE: ACRE) announced today that it has appointed Rand S. April and James E. Skinner to its board as independent directors.

Mr. April is a retired Partner of the international law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced for more than 30 years and served as the managing partner of the firm’s Los Angeles office for 18 years. Mr. April has extensive real estate and finance experience across a wide variety of commercial real estate activities, including acquisitions and sales, restructurings, property development, leasing as well as public and private offerings of real estate-related equity and debt securities. Throughout his career, Mr. April has also represented real estate investment trusts in various operational and transaction-related matters.

Mr. Skinner has served in various leadership positions over his nearly 15-year tenure at Neiman Marcus Group, including as Chief Operating Officer and Chief Financial Officer until 2015, when he transitioned to the role of Vice Chairman before retiring in 2016.  Among other responsibilities, Mr. Skinner had responsibility for Neiman Marcus Group’s real estate-related activities.  Mr. Skinner has also served in an executive capacity at other public and private companies including as Chief Financial Officer for CapRock Communications Corp. and CompUSA Inc.  Additionally, he served as a Partner at Ernst & Young. Since 2007, Mr. Skinner has served on the Board of Directors of Fossil Group Inc. and is the Chairman of the Compensation Committee and a member of the Finance Committee. Mr. Skinner has extensive leadership experience as an executive of large organizations and experience in accounting, finance, capital markets, real estate, strategic planning and risk management.

“We are very pleased to have such highly-regarded and accomplished individuals join our board,” commented Robert L. Rosen, Chairman of the Board and Interim Co-Chief Executive Officer of Ares Commercial Real Estate Corporation. “We believe their collective experience, guidance and insight will be invaluable to the future success of our business.”

As a result of the appointments of Mr. Rand and Mr. Skinner as independent directors, a majority of the Ares Commercial Real Estate Board is independent.

About Ares Commercial Real Estate Corporation

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments. Through Ares Commercial Real Estate Corporation’s national direct origination platform, it provides a broad offering of flexible financing solutions for commercial real estate owners and operators. Through ACRE Capital LLC, Ares Commercial Real Estate Corporation’s mortgage banking subsidiary, it originates and services multifamily residential mortgage loans, senior housing and healthcare facility loans by utilizing programs overseen by governmental agencies and government-sponsored entities. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $94 billion of assets under management as of December 31, 2015. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

Forward-Looking Statements

Statements included herein, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or Ares Commercial Real Estate Corporation’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the risks described from time to time in its filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

Contacts:

Ares Commercial Real Estate Corporation

Carl Drake or John Stilmar, 888-818-5298

iracre@aresmgmt.com